EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports Third Quarter 2020 Results

ENGLEWOOD CLIFFS, N.J., Oct. 29, 2020 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income of $24.8 million for the third quarter of 2020 compared with $14.8 million for the second quarter of 2020 and $21.7 million for the third quarter of 2019.  Diluted earnings per share were $0.62 in the third quarter of 2020 compared with $0.37 in the second quarter of 2020 and $0.61 in the third quarter of 2019.  Included in net income were provisions for loan losses of $5.0 million for the third quarter of 2020, $15.0 million for the second quarter of 2020, and $2.0 million for the third quarter of 2019.  Also included in net income were merger and restructuring expenses of $5.1 million for the second quarter of 2020 and $0.2 million for the third quarter of 2019, while there were no such charges in the third quarter of 2020.  On a pre-tax, pre-provision and pre-merger charges basis, earnings were $37.6 million for the third quarter of 2020, $37.5 million for the second quarter of 2020, and $30.3 million for the third quarter of 2019.

Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer, stated, “ConnectOne delivered another solid operating performance this quarter, with earnings of $0.62 per share, which speaks to our strong franchise and the continued outstanding execution on our strategic priorities.  Our pre-tax, pre-provision, and pre-merger charge operating earnings, as a percent of average assets, reached 2% this quarter, reflecting a continued widening of the net interest margin and an efficiency ratio of 40%, while also driving a 4% increase in our tangible book value per share, to $16.87.  We’re operating our Bank efficiently, and effectively, and I’m incredibly proud of the way our team has performed during this unprecedented operating environment.”

“Our provision for loan losses was $5 million for the quarter, down significantly from the $31.0 million in total recorded over the two sequential quarters, as our deferred portfolio continues to decline. We currently project that total deferrals as of year-end will aggregate to $200 million to $250 million, or approximately 3% to 4% of total loans, and that more than 90% of those deferrals are well-collateralized.”

“Operationally, we continue to use our full range of banking expertise to support our clients through ConnectOne’s virtual bank model. We are a technology-forward bank and our recent investments in infrastructure, communication tools and digital channels have played an instrumental role in our success.  We’ve also continued to successfully implement our branch rationalization strategy as we’re moving towards a robust banking hubs model supported by digital tools and resources.” Mr. Sorrentino added, “Looking ahead, while the nation and the banking industry continue to face uncertainty, we feel strongly about the strength and the direction of our Company. We’re focused on long-term sustainable growth and operating ConnectOne in a disciplined manner. We’re also deeply committed to further utilizing technology to remain one of the most efficient banks in the nation.”

Dividend Declaration

The Company announced that its Board of Directors declared a cash dividend on its common stock of $0.09 per share. The dividend will be paid on December 1, 2020, to all shareholders of record on November 16, 2020.

Operating Results

Fully taxable equivalent net interest income for the third quarter of 2020 was $61.0 million, a decrease of $0.2 million, or 0.4%, from the second quarter of 2020.  The decrease from the second quarter of 2020 resulted from a 2.8% decrease in average interest-earning assets, primarily due to lower excess liquidity, and was largely offset by a 5 basis-point widening of the net interest margin to 3.49% from 3.44%.   The widening of the net interest margin resulted from a 5 basis-point improvement in the Bank’s cost of interest-bearing liabilities due primarily to a 17 basis-point decline in interest-bearing deposit costs, which was partially offset by the repayment of Paycheck Protection Program (“PPP”) Liquidity Facility borrowings and the issuance of $75 million in subordinated notes issued at the end of the second quarter of 2020.  Included in interest income in the third quarter of 2020 was PPP fee income of approximately $3.5 million, compared to $3.7 million in the second quarter of 2020. Deferred PPP fees were $7.9 million as of September 30, 2020.

Fully taxable equivalent net interest income for the third quarter of 2020 was $61.0 million, an increase of $12.1 million, or 24.7%, from the third quarter of 2019.  The increase from the third quarter of 2019 resulted primarily from a 23.3% increase in average interest-earning assets, largely due to PPP originations and the Bancorp of New Jersey (“BNJ”) acquisition, and a 5 basis-point widening of the net interest margin to 3.49% from 3.44%.  The widening of the net interest margin resulted from a 59 basis-points reduction in the cost of funding interest-earning assets, partially offset by a 54 basis-point reduction in the rate of average interest-earning assets.

Noninterest income totaled $3.5 million in the third quarter of 2020, $4.6 million in the second quarter of 2020 and $2.1 million in the third quarter of 2019.  The decrease in noninterest income of $1.1 million from the second quarter of 2020 was primarily attributable to a second quarter 2020 non-recurring loan referral fee of $2.3 million generated by BoeFly as a result of its participation in the PPP program. This decrease was partially offset by increases in other deposit and loan fees of $0.4 million, an increase in gains on sale of loans, primarily commercial real estate, of $0.4 million, and a death benefit of $0.5 million related to a BOLI policy. The increase in noninterest income of $1.4 million from the third quarter of 2019 was primarily attributable to the aforementioned BOLI death benefit, an increase in gains on sale of loans and an increase in net securities gains.

Noninterest expenses totaled $26.5 million for the third quarter of 2020, $33.1 million for the second quarter of 2020 and $20.4 million for the third quarter of 2019.  Included in noninterest expenses were merger-related charges totaling $5.1 million and $0.2 million during the second quarter of 2020 and third quarter of 2019, respectively, while there were no such charges in the third quarter of 2020.  Additionally, second quarter of 2020 expenses included an increase in value of acquisition price charge of $2.3 million.  Excluding merger-related charges and the acquisition price adjustment, noninterest expenses increased by $0.9 million from the second quarter of 2020.  The increase was primarily the result of an increase in salaries and employee benefits of $0.6 million due to an increase in certain compensation accruals and an increase in occupancy and equipment of $0.4 million due largely to one-time items. Noninterest expenses increased by $6.3 million, excluding merger-related charges, from the third quarter of 2019.  The increase was primarily the result of the BNJ acquisition which contributed to increases in salaries and employee benefits of $2.7 million, $1.1 million in occupancy and equipment, $0.4 million in professional and consulting, and $0.4 million in data processing.  The increase in FDIC insurance expense was primarily the result of a third quarter 2019 non-recurring FDIC assessment credit of $1.3 million.

Income tax expense was $7.8 million for the third quarter of 2020, $2.5 million for the second quarter of 2020 and $6.4 million for the third quarter of 2019.  The effective tax rates for the third quarter of 2020, second quarter of 2020 and third quarter of 2019 were 23.9%, 14.5% and 22.7%, respectively.  The increase in the effective tax rate when compared to the second quarter of 2020 and the third quarter of 2019 was primarily attributable to an increase in taxable income.

Asset Quality

In accordance with the accounting relief provisions of the CARES Act, the Company has postponed the adoption of the current expected credit losses (“CECL”) accounting standards.

The provision for loan losses was $5.0 million for the third quarter of 2020, $15.0 million for the second quarter of 2020 and $2.0 million for the third quarter of 2019.  The elevated provisions for loan losses for the third and second quarters of 2020 were due to the continued economic uncertainties of the COVID-19 pandemic, including consideration of related payment deferrals requested and/or granted. We continue to work with our borrowers, where necessary, to provide additional support and guidance during this unprecedented difficult operating environment. ConnectOne has relatively low exposure to perceived at-risk industries, such as energy and hospitality and, consistent with our extensive experience and low loss history in real estate lending, a large portion of our loan portfolio is well-secured and was underwritten with prudent loan-to-value ratios and cap rates.  Meanwhile, our well-managed commercial lending program, which has avoided higher risk industries, is virtually all borrower recourse.  Nevertheless, as the pandemic crisis persists, there remains potential for increased levels of impaired loans across all segments of the portfolio.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $65.5 million as of September 30, 2020, $49.5 million as of December 31, 2019 and $52.2 million as of September 30, 2019. Included in nonperforming assets were taxi medallion loans totaling $23.0 million as of September 30, 2020, $23.4 million as of December 31, 2019 and $25.8 million as of September 30, 2019.  Nonperforming assets (including taxi medallion loans) as a percentage of total assets were 0.88% as of September 30, 2020, 0.80% as of December 31, 2019 and 0.85% as of September 30, 2019.  Excluding the taxi medallion loans, nonaccrual loans were $42.5 million as of September 30, 2020, $26.1 million as of December 31, 2019 and $25.5 million as of September 30, 2019, representing a ratio of nonaccrual loans (excluding taxi medallion loans) to loans receivable of 0.68%, 0.51% and 0.50%, respectively.

The annualized net loan charge-off (recovery) ratio was (0.03%) for the third quarter of 2020, 0.08% for the fourth quarter of 2019 and 0.07% for the third quarter of 2019. During the third quarter of 2020, the Bank received a $0.8 million recovery on a previously charged-off commercial real estate credit.  The allowance for loan losses represented 1.19%, 0.75%, and 0.76% of loans receivable as of September 30, 2020, December 31, 2019 and September 30, 2019, respectively.  Excluding PPP loans, the allowance for loan losses represented 1.29%, 0.75%, and 0.76% of loans receivable as of September 30, 2020, December 31, 2019 and September 30, 2019, respectively.  The allowance for loan losses currently excludes approximately $5 million of purchase accounting credit marks that are expected to be added to the allowance for loan losses once CECL is implemented, resulting in an additional 8 bps to the allowance for loan losses as a percent of loans ratio. The allowance for loan losses as a percentage of nonaccrual loans, excluding taxi medallion loans, was 174.9% as of September 30, 2020, 147.0% as of December 31, 2019 and 151.9% as of September 30, 2019.

Selected Balance Sheet Items

The Company’s total assets were $7.4 billion, an increase of $1.3 billion from December 31, 2019.  Loans receivable were $6.3 billion, an increase of $1.1 billion from December 31, 2019.  The increase in total assets and loans receivable were primarily attributable to the acquisition of BNJ and the origination of PPP loans.  As of September 30, 2020, PPP loans totaled $474.0 million. We expect the level of PPP loans to decline over the course of 2020 and into the first half of 2021 as the loans are forgiven and paid down by the SBA through the guarantee provisions of the CARES Act.

The Company’s stockholders’ equity was $891 million as of September 30, 2020, an increase of $160 million from December 31, 2019. The increase in stockholders’ equity was primarily attributable to the acquisition of BNJ, which increased capital by $118 million and an increase of $38 million retained earnings.  As of September 30, 2020, the Company’s tangible common equity ratio and tangible book value per share were 9.28% and $16.87, respectively.  As of December 31, 2019, the tangible common equity ratio and tangible book value per share were 9.38% and $16.06, respectively. Total goodwill and other intangible assets were approximately $220 million as of September 30, 2020 and $168 million and December 31, 2019.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP measures. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends.  These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Third Quarter 2020 Results Conference Call

Management will host a conference call and audio webcast at 10:00 a.m. ET on October 29, 2020 to review the Company’s financial performance and operating results.  The conference call dial-in number is 201-689-8471, access code 13711169 Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, October 29, 2020 and ending on Thursday, November 5, 2020 by dialing 412-317-6671, access code 13711169.  An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its banking offices located across New York and New Jersey.  ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, as supplemented by the Company’s subsequent filings with the Securities and Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, changes in accounting principles and guidelines and the impact of the COVID-19 pandemic on the Company, its employees and operations, and its customers. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Emily Holtzman, MWWPR
631.742.9568; eholtzman@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	September 30,	December 31,	September 30,
	2020	2019	2019
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$59,422	$65,717	$54,792
Interest-bearing deposits with banks	196,697	135,766	139,217
Cash and cash equivalents	256,119	201,483	194,009

Securities available-for-sale	453,015	404,701	425,849
Equity securities	13,400	11,185	11,231

Loans held-for-sale	8,508	33,250	33,245

Loans receivable	6,251,051	5,113,527	5,110,471
Less: Allowance for loan losses	74,267	38,293	38,771
Net loans receivable	6,176,784	5,075,234	5,071,700

Investment in restricted stock, at cost	28,713	27,397	27,946
Bank premises and equipment, net	29,922	19,236	19,754
Accrued interest receivable	34,326	20,949	21,024
Bank owned life insurance	165,676	137,961	137,048
Right of use operating lease assets	22,830	15,137	15,789
Other real estate owned	-	-	907
Goodwill	208,372	162,574	162,574
Core deposit intangibles	11,605	5,460	5,800
Other assets	40,289	59,465	34,393
Total assets	$7,449,559	$6,174,032	$6,161,269

LIABILITIES
Deposits:
Noninterest-bearing	$1,270,021	$861,728	$828,190
Interest-bearing	4,528,735	3,905,814	3,923,044
Total deposits	5,798,756	4,767,542	4,751,234
Borrowings	506,225	500,293	512,456
Operating lease liabilities	26,726	16,449	17,148
Subordinated debentures, net of debt issuance costs	202,552	128,885	128,802
Other liabilities	24,564	29,673	31,469
Total liabilities	6,558,823	5,442,842	5,441,109

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	586,946	468,571	468,571
Additional paid-in capital	22,867	21,344	20,450
Retained earnings	309,893	271,782	254,159
Treasury stock	(30,271)	(29,360)	(21,892)
Accumulated other comprehensive income (loss)	1,301	(1,147)	(1,128)
Total stockholders' equity	890,736	731,190	720,160
Total liabilities and stockholders' equity	$7,449,559	$6,174,032	$6,161,269

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	09/30/20	09/30/19	09/30/20	09/30/19
Interest income
Interest and fees on loans	$74,755	$66,796	$223,488	$190,646
Interest and dividends on investment securities:
Taxable	1,305	1,916	5,083	7,431
Tax-exempt	688	897	2,148	3,105
Dividends	426	502	1,268	1,369
Interest on federal funds sold and other short-term investments	47	278	625	925
Total interest income	77,221	70,389	232,612	203,476
Interest expense
Deposits	11,947	17,351	42,756	49,298
Borrowings	4,725	4,632	13,236	15,290
Total interest expense	16,672	21,983	55,992	64,588

Net interest income	60,549	48,406	176,620	138,888
Provision for loan losses	5,000	2,000	36,000	7,600
Net interest income after provision for loan losses	55,549	46,406	140,620	131,288

Noninterest income
Income on bank owned life insurance	1,598	915	3,693	2,570
Net gains on sale of loans held-for-sale	614	278	1,244	343
Deposit, loan and other income	1,278	1,116	5,777	2,816
Net (losses) gains on equity securities	(7)	79	215	340
Net (losses) gains on sale of securities available-for-sale	-	(279)	29	(280)
Total noninterest income	3,483	2,109	10,958	5,789

Noninterest expenses
Salaries and employee benefits	15,114	12,449	44,177	36,254
Occupancy and equipment	3,566	2,480	10,193	7,332
FDIC insurance	1,105	(364)	3,054	1,216
Professional and consulting	1,926	1,499	5,173	4,078
Marketing and advertising	214	473	944	1,080
Data processing	1,470	1,058	4,529	3,352
Merger and restructuring expenses	-	191	14,640	8,084
Loss on extinguishment of debt	-	-	-	1,047
Amortization of core deposit intangibles	627	340	1,931	1,068
Increase in value of acquisition price	-	-	2,333	-
Other expenses	2,456	2,253	7,625	6,520
Total noninterest expenses	26,478	20,379	94,599	70,031

Income before income tax expense	32,554	28,136	56,979	67,046
Income tax expense	7,768	6,440	11,331	14,434
Net income	$24,786	$21,696	$45,648	$52,612

Earnings per common share:
Basic	$0.62	$0.61	$1.15	$1.49
Diluted	0.62	0.61	1.15	1.48

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2020	2020	2020	2019	2019

Selected Financial Data	(dollars in thousands)
Total assets	$7,449,559	$7,617,184	$7,279,327	$6,174,032	$6,161,269
Loans receivable:
Commercial	$1,599,295	$1,625,024	$1,203,818	$1,096,224	$1,079,071
Commercial real estate	2,001,311	1,987,695	1,981,149	1,559,354	1,551,182
Multifamily	1,703,290	1,723,273	1,762,651	1,518,400	1,513,216
Commercial construction	614,112	673,893	676,836	620,969	647,261
Residential	343,376	366,315	387,400	320,019	322,307
Consumer	1,876	2,001	1,965	3,328	2,436
Gross loans	6,263,260	6,378,201	6,013,819	5,118,294	5,115,473
Unearned net origination fees	(12,209)	(14,934)	(4,509)	(4,767)	(5,002)
Loans receivable	6,251,051	6,363,267	6,009,310	5,113,527	5,110,471
Loans held-for-sale	8,508	11,212	32,425	33,250	33,245
Total loans	$6,259,559	$6,374,479	$6,041,735	$5,146,777	$5,143,716

Investment securities	$466,415	$431,833	$460,101	$415,886	$437,080
Goodwill and other intangible assets	219,977	220,605	221,263	168,034	168,374
Deposits:
Noninterest-bearing demand	$1,270,021	$1,276,070	$979,778	$861,728	$828,190
Time deposits	1,619,609	1,807,864	1,974,400	1,553,721	1,573,736
Other interest-bearing deposits	2,909,126	2,742,927	2,555,014	2,352,093	2,349,308
Total deposits	$5,798,756	$5,826,861	$5,509,192	$4,767,542	$4,751,234

Borrowings	$506,225	$667,062	$726,856	$500,293	$512,456
Subordinated debentures (net of debt issuance costs)	202,552	202,476	128,967	128,885	128,802
Total stockholders' equity	890,736	867,741	853,710	731,190	720,160

Quarterly Average Balances
Total assets	$7,474,002	$7,684,403	$7,106,027	$6,084,607	$6,059,413
Loans receivable:
Commercial	$1,610,423	$1,539,749	$1,146,773	$1,085,640	$1,040,355
Commercial real estate (including multifamily)	3,679,297	3,722,966	3,723,991	3,074,889	3,144,978
Commercial construction	646,281	675,698	663,036	642,476	617,106
Residential	352,426	374,283	390,655	318,413	325,188
Consumer	2,536	1,898	3,007	4,165	3,525
Gross loans	6,290,963	6,314,594	5,927,462	5,125,583	5,131,152
Unearned net origination fees	(13,292)	(13,420)	(4,648)	(5,031)	(4,778)
Loans receivable	6,277,671	6,301,174	5,922,814	5,120,552	5,126,374
Loans held-for-sale	10,772	31,329	33,655	33,163	991
Total loans	$6,288,443	$6,332,503	$5,956,469	$5,153,715	$5,127,365

Investment securities	$429,947	$452,224	$458,642	$427,973	$448,618
Goodwill and other intangible assets	220,391	221,039	221,075	168,257	168,598
Deposits:
Noninterest-bearing demand	$1,253,235	$1,277,428	$955,358	$844,332	$810,247
Time deposits	1,728,129	1,905,165	1,962,714	1,533,425	1,598,378
Other interest-bearing deposits	2,881,592	2,639,052	2,660,755	2,348,752	2,300,886
Total deposits	$5,862,956	$5,821,645	$5,578,827	$4,726,509	$4,709,511

Borrowings	$467,399	$798,648	$477,121	$452,837	$467,230
Subordinated debentures (net of debt issuance costs)	202,502	141,904	128,913	128,830	128,747
Total stockholders' equity	883,364	868,796	864,241	732,173	714,002

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2020	2020	2020	2019	2019

	(dollars in thousands, except for per share data)
Net interest income	$60,549	$60,790	$55,281	$47,431	$48,406
Provision for loan losses	5,000	15,000	16,000	500	2,000
Net interest income after provision for loan losses	55,549	45,790	39,281	46,931	46,406
Noninterest income
Income on bank owned life insurance	1,598	1,128	967	914	915
Net gains on sale of loans held-for-sale	614	237	393	169	278
Deposit, loan and other income	1,278	3,212	1,287	1,209	1,116
Net (losses) gains on equity securities	(7)	44	178	(46)	79
Net gains (losses) on sale of investment securities	-	-	29	-	(279)
Total noninterest income	3,483	4,621	2,854	2,246	2,109
Noninterest expenses
Salaries and employee benefits	15,114	14,500	14,563	12,881	12,449
Occupancy and equipment	3,566	3,156	3,471	2,380	2,480
FDIC insurance	1,105	1,093	856	795	(364)
Professional and consulting	1,926	1,673	1,574	1,428	1,499
Marketing and advertising	214	426	304	273	473
Data processing	1,470	1,586	1,473	1,151	1,058
Merger expenses	-	5,146	9,494	871	191
Amortization of core deposit intangible	627	652	652	340	340
Increase in value of acquisition price	-	2,333	-	-	-
Other expenses	2,456	2,498	2,671	2,078	2,253
Total noninterest expenses	26,478	33,063	35,058	22,197	20,379

Income before income tax expense	32,554	17,348	7,077	26,980	28,136
Income tax expense	7,768	2,516	1,047	6,197	6,440
Net income	$24,786	$14,832	$6,030	$20,783	$21,696

Weighted average diluted shares outstanding	39,653,832	39,611,712	39,510,810	35,245,285	35,262,565
Diluted EPS	$0.62	$0.37	$0.15	$0.59	$0.61

Reconciliation of GAAP Earnings to Pre-tax, Pre-provision and Pre-merger charges Earnings
Net income	$24,786	$14,832	$6,030	$20,783	$21,696
Income tax expense	7,768	2,516	1,047	6,197	6,440
Merger charges	-	5,146	9,494	871	191
Provision for loan losses	5,000	15,000	16,000	500	2,000
Pre-tax, pre-provision and pre-merger charges earnings	$37,554	$37,494	$32,571	$28,351	$30,327

Return on Assets Measures
Average assets	$7,474,002	$7,684,403	$7,106,027	$6,084,607	$6,059,413
Return on avg. assets	1.32%	0.78%	0.34%	1.36%	1.42%
Return on avg. assets (pre tax, pre-provision and pre-merger charges)	2.00	1.96	1.84	1.85	1.99

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2020	2020	2020	2019	2019

Return on Equity Measures	(dollars in thousands)
Average common equity	$883,364	$868,796	$864,241	$732,173	$714,002
Less: average intangible assets	(220,391)	(221,039)	(221,075)	(168,257)	(168,598)
Average tangible common equity	$662,973	$647,757	$643,166	$563,916	$545,404

Return on avg. common equity (GAAP)	11.16%	6.87%	2.81%	11.26%	12.06%
Return on avg. tangible common equity (non-GAAP) (1)	15.14	9.50	4.06	14.79	15.96

Efficiency Measures
Total noninterest expenses	$26,478	$33,063	$35,058	$22,197	$20,379
Amortization of core deposit intangibles	(627)	(652)	(652)	(340)	(340)
Merger expenses	-	(5,146)	(9,494)	(871)	(191)
FDIC small bank assessment credit	-	-	-	-	1,310
Foreclosed property expense	-	(5)	10	8	(90)
Operating noninterest expense	$25,851	$27,260	$24,922	$20,994	$21,068

Net interest income (tax equivalent basis)	$61,005	$61,253	$55,781	$47,929	$48,918
Noninterest income	3,483	4,621	2,854	2,246	2,109
Net losses (gains) on equity securities	7	(44)	(178)	46	(79)
Net (gains) losses on sales of securities	-	-	(29)	-	279
Operating revenue	$64,495	$65,830	$58,428	$50,221	$51,227

Operating efficiency ratio (non-GAAP) (2)	40.1%	41.4%	42.7%	41.8%	41.1%

Net Interest Margin
Average interest-earning assets	$6,962,499	$7,164,545	$6,584,508	$5,663,538	$5,649,058

Net interest income (tax equivalent basis)	$61,005	$61,253	$55,781	$47,929	$48,918
Impact of purchase accounting fair value marks	(2,403)	(3,073)	(3,457)	(1,455)	(1,566)
Adjusted net interest income (tax equivalent basis)	$58,602	$58,180	$52,324	$46,474	$47,352

Net interest margin (GAAP)	3.49%	3.44%	3.41%	3.36%	3.44%
Adjusted net interest margin (non-GAAP) (3)	3.35	3.27	3.20	3.26	3.33
____________
(1) Earnings available to common stockholders excluding amortization of intangible assets divided by average tangible common equity.
(2) Operating noninterest expense divided by operating revenue.
(3) Adjusted net interest margin excludes impact of purchase accounting fair value marks.

	As of
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2020	2020	2020	2019	2019

Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Common equity	$890,736	$867,741	$853,710	$731,190	$720,160
Less: intangible assets	(219,977)	(220,605)	(221,263)	(168,034)	(168,374)
Tangible common equity	$670,759	$647,136	$632,447	$563,156	$551,786

Total assets	$7,449,559	$7,617,184	$7,279,327	$6,174,032	$6,161,269
Less: intangible assets	(219,977)	(220,605)	(221,263)	(168,034)	(168,374)
Tangible assets	$7,229,582	$7,396,579	$7,058,064	$6,005,998	$5,992,895

Common shares outstanding	39,754,051	39,753,033	39,704,921	35,072,066	35,364,845

Common equity ratio (GAAP)	11.96%	11.39%	11.73%	11.84%	11.69%
Tangible common equity ratio (non-GAAP) (4)	9.28	8.75	8.96	9.38	9.21

Regulatory capital ratios (Bancorp):
Leverage ratio	9.30%	8.99%	9.20%	9.54%	9.39%
Common equity Tier 1 risk-based ratio	10.63	10.04	9.63	9.95	9.78
Risk-based Tier 1 capital ratio	10.72	10.12	9.71	10.04	9.87
Risk-based total capital ratio	14.94	14.32	12.46	12.95	12.80

Regulatory capital ratios (Bank):
Leverage ratio	10.41%	10.12%	10.36%	10.81%	10.68%
Common equity Tier 1 risk-based ratio	12.00	11.38	10.93	11.37	11.23
Risk-based Tier 1 capital ratio	12.00	11.38	10.93	11.37	11.23
Risk-based total capital ratio	13.70	12.96	12.25	12.63	12.50

Book value per share (GAAP)	$22.41	$21.83	$21.50	$20.85	$20.36
Tangible book value per share (non-GAAP) (5)	16.87	16.28	15.93	16.06	15.60

Net Loan (Recoveries) Charge-Off Detail
Net loan charge-offs (recoveries) :
Charge-offs	$257	$449	$127	$1,029	$964
Recoveries	(800)	(4)	(3)	(22)	(37)
Net loan (recoveries) charge-offs	$(543)	$445	$124	$1,007	$927
Net loan (recoveries) charge-offs as a % of average loans receivable (annualized)	(0.03)%	0.03%	0.01%	0.08%	0.07%

Asset Quality
Nonaccrual taxi medallion loans	$23,024	$23,024	$23,024	$23,431	$25,802
Nonaccrual loans (excluding taxi medallion loans)	42,470	41,556	39,349	26,050	25,519
Other real estate owned	-	-	-	-	907
Total nonperforming assets	$65,494	$64,580	$62,373	$49,481	$52,228

Performing troubled debt restructurings	$18,241	$20,418	$21,293	$21,410	$19,681

Allowance for loan losses ("ALLL")	$74,267	$68,724	$54,169	$38,293	$38,771

Loans receivable	$6,251,051	$6,363,267	$6,009,310	$5,113,527	$5,110,471
Less: taxi medallion loans	24,634	24,603	24,575	24,977	27,353
Loans receivable (excluding taxi medallion loans)	$6,226,417	$6,338,664	$5,984,735	$5,088,550	$5,083,118

Loans receivable	$6,251,051	$6,363,267	$6,009,310	$5,113,527	$5,110,471
Less: PPP loans	474,022	473,999	-	-	-
Loans receivable (excluding PPP loans)	$5,777,029	$5,889,268	$6,009,310	$5,113,527	$5,110,471

Nonaccrual loans (excluding taxi medallion loans) as a % of loans receivable (excluding taxi medallion loans)	0.68%	0.66%	0.66%	0.51%	0.50%
Nonaccrual loans as a % of loans receivable	1.05	1.01	1.04	0.97	1.00
Nonperforming assets as a % of total assets	0.88	0.85	0.86	0.80	0.85
ALLL as a % of loans receivable	1.19	1.08	0.90	0.75	0.76
ALLL as a % of loans receivable (excluding PPP loans)	1.29	1.17	0.90	0.75	0.76
ALLL as a % of nonaccrual loans (excluding taxi medallion loans)	174.9	165.4	137.7	147.0	151.9
ALLL as a % of nonaccrual loans	113.4	106.4	86.8	77.4	75.5
____________
(4) Tangible common equity divided by tangible assets.
(5) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)
Investment securities (1) (2)	$420,362	$2,176	2.06%	$443,282	$2,531	2.30%	$445,492	$3,053	2.72%
Loans receivable and loans held-for-sale (2) (3) (4)	6,288,443	75,028	4.75	6,332,503	76,088	4.83	5,127,365	67,068	5.19
Federal funds sold and interest-
bearing deposits with banks	227,617	47	0.08	357,758	79	0.09	50,289	278	2.19
Restricted investment in bank stock	26,077	426	6.50	31,002	442	5.73	25,912	502	7.69
Total interest-earning assets	6,962,499	77,677	4.44	7,164,545	79,140	4.44	5,649,058	70,901	4.98
Allowance for loan losses	(69,381)			(53,502)			(37,704)
Noninterest-earning assets	580,884			573,360			448,059
Total assets	$7,474,002			$7,684,403			$6,059,413

Interest-bearing liabilities:
Time deposits	$1,728,129	$8,174	1.88	$1,905,165	$9,586	2.02	$1,598,378	$9,934	2.47
Other interest-bearing deposits	2,881,592	3,773	0.52	2,639,052	4,011	0.61	2,300,886	7,416	1.28
Total interest-bearing deposits	4,609,721	11,947	1.03	4,544,217	13,597	1.20	3,899,264	17,350	1.77

Borrowings	467,399	1,992	1.70	798,648	2,235	1.13	467,230	2,754	2.34
Subordinated debentures, net of debt issuance costs	202,502	2,700	5.30	141,904	2,021	5.73	128,747	1,843	5.68
Capital lease obligation	2,211	33	5.94	2,257	34	6.06	2,393	36	5.97
Total interest-bearing liabilities	5,281,833	16,672	1.26	5,487,026	17,887	1.31	4,497,634	21,983	1.94

Noninterest-bearing demand deposits	1,253,235			1,277,428			810,247
Other liabilities	55,570			51,153			37,530
Total noninterest-bearing liabilities	1,308,805			1,328,581			847,777
Stockholders' equity	883,364			868,796			714,002
Total liabilities and stockholders' equity	$7,474,002			$7,684,403			$6,059,413

Net interest income (tax equivalent basis)		61,005			61,253			48,918
Net interest spread (5)			3.18%			3.13%			3.04%

Net interest margin (6)			3.49%			3.44%			3.44%

Tax equivalent adjustment		(456)			(463)			(512)
Net interest income		$60,549			$60,790			$48,406

(1) Average balances are calculated on amortized cost.
(2) Interest income is presented on a tax equivalent basis using 21% federal tax rate.
(3) Includes loan fee income.
(4) Loans include nonaccrual loans.
(5) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(6) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(7) Rates are annualized.